UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025 (August 12, 2025)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2025, Veea Inc., a Delaware corporation (the “Company”), entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P. /Alliance Global Partners (the “Placement Agent”) whereby the Placement Agent agreed to act, on a “reasonable best efforts” basis, as placement agent in connection with the Company’s registered public offering (the “Offering”) of up to 9,239,096 shares of common stock, par value $0.0001 per share (the “Common Stock”, and such shares, the “Common Shares”), each with one accompanying common warrant (the “Warrants”, and the shares of Common Stock to be issued upon exercise of the Warrants, the “Warrant Shares”) to purchase one share of Common Stock, (the Common Shares, the Warrants, and the Warrant Shares, collectively, the “Securities”). The Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the investors who purchased Securities in the Offering.

Included in the aggregate securities purchased are 3,239,096 shares of Common Stock and accompanying warrants that were issued to NLabs Inc., a Delaware corporation (“NLabs”) an existing stockholder and an affiliate of the Company and the Company’s Chief Executive Officer, in exchange for the extinguishment of certain of the Company’s outstanding non-convertible promissory notes in the aggregate principal amount, plus accrued interest, of $3,239,096.

Under the terms of the Offering, the Company agreed to sell each Common Share with one accompanying Warrant in the Offering at a public offering price of $1.00 per Common Share with one accompanying Warrant. The Warrants are exercisable immediately upon issuance and have an initial exercise price of $1.10 per share, subject to certain adjustments, and will expire five years from the date of issuance. The Warrants contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding common stock.

The Offering closed on August 14, 2025. The securities were registered pursuant to the registration statement on Form S-1 (File No. 333-288878), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2025, as amended, and which the Commission declared effective on August 12, 2025, and the registration statement on Form S-1MEF (File No. 333-289555), filed with the Commission on August 13, 2025.

As compensation for services rendered by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent an aggregate cash fee of (i) 7.0% of the aggregate gross proceeds raised in the Offering by the investors introduced by the Placement Agent plus (ii) 3.5% of the aggregate gross proceeds raised in the offering by the investors introduced by the Company. The Placement Agent received no cash fee for any Securities purchased by NLabs in this offering in satisfaction of the promissory notes. The Company agreed to reimburse the Placement Agent for up to $70,000 for its legal fees, and $10,000 for non-accountable fees and expenses.

The Company received gross proceeds from the Offering of approximately $6.0 million, before deducting Placement Agent fees and other estimated offering expenses payable by the Company. The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and estimated offering expenses (excluding proceeds to the Company, if any, from the future exercise of the Common Warrants), were approximately $5.3 million. The Company intends to use the net proceeds from the Offering for investments in inventory and customer support infrastructure, working capital and general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiary’s) securities for a period of ninety (90) days from the closing of the Offering, subject to certain exceptions, and not to issue or enter into an agreement to issue any shares or securities pursuant to a variable rate transaction (as defined in the Securities Purchase Agreement), however these standstills shall be reduced to seventy-five (75) days for transactions with respect to the Company’s equity line of credit facility with White Lion Capital, LLC. Additionally, in connection with the Offering, each of the officers, directors, and holders of 5% or more of our outstanding shares of common stock, who are affiliates of our officers or directors, of the Company entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the ninety (90) day period following the closing of the Offering.

The Placement Agency Agreement and Securities Purchase Agreement contain customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The foregoing summaries of the terms of the Warrants, the Securities Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached to this Current Report on Form 8-K (this “Current Report”) as Exhibits 4.1, 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On August 13, 2025, the Company issued a press release regarding the pricing of the Offering, and on August 14, 2025, the Company issued a press release regarding the closing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto and incorporated by reference.

This Current Report, including exhibits attached herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words, including among other things, statements relating to the intended use of proceeds from the Offering. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Veea to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Veea; risks related to the price of Veea’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Veea plans to operate, variations in performance across competitors, changes in laws and regulations affecting Veea’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

There may be events in the future that the Company is not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under risk factors in the Company’s prospectus as relates to this Offering on Form S-1, the Annual Report on Form 10-K for the year ended December 31, 2024 and other filings filed with the SEC (including its Current Reports on Form 8-K and Quarterly Reports on Form 10-Q). You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this Current Report relate only to events or information as of the date on which the statements are made in the Current Report. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this Current Report with the understanding that our actual future results may be materially different from what we expect.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
4.1*	Form of Warrant
10.1*	Form of Securities Purchase Agreement
10.2*	Placement Agency Agreement, dated as of August 12, 2025
99.1*	Press Release, dated as of August 13, 2025
99.2*	Press Release, dated as of August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: August 15, 2025	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

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